Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

UNITED REFINING COMPANY

offer for all outstanding

10 1/2% Senior Notes due 2012

and the related guarantees

in exchange for 10 1/2% Senior Notes due 2012

and the related guarantees

which have been registered under

the Securities Act of 1933, as amended,

pursuant to the prospectus dated September     , 2007

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the above-referenced exchange offer (the “Exchange Offer”) pursuant to the prospectus of United Refining Company, a Pennsylvania corporation (the “Issuer”), and certain subsidiaries of the Issuer (collectively the “Guarantors”), dated September     , 2007, as the same may be amended or supplemented from time to time (the “Prospectus”) and the accompanying letter of transmittal (the “Letter of Transmittal”), if (i) certificates for the Issuer’s 10 1/2% Senior Notes due 2012 (the “Old Notes”) are not immediately available or all required documents are unlikely to reach the exchange agent, The Bank of New York, on or prior to the Expiration Date, as defined below; or (ii) a book-entry transfer cannot be completed on a timely basis. This notice of guaranteed delivery may be delivered by hand, facsimile, mail or overnight delivery service to the exchange agent. See “The Exchange Offer—Procedures for Tendering Old Notes” in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, (a) such tender must be made by or through an eligible institution, (b) a properly completed and duly executed notice of guaranteed delivery must be received by the exchange agent on or prior to the Expiration Date and (c) the certificates for the Old Notes, or a book-entry confirmation, together with a properly completed and duly executed Letter of Transmittal, or an agent’s message in lieu thereof, with any required signature guarantees and any other documents required by the Letter of Transmittal, must be received by the exchange agent within three (3) New York Stock Exchange trading days after the date of execution of such notice of guaranteed delivery for all such tendered Old Notes. Notwithstanding anything to the contrary contained herein or in the Prospectus, any financial institution that is a participant in DTC must use the Automated Tender Offer Program, or ATOP, procedures to tender old notes. Accordingly, any participant in DTC must make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent’s account at DTC in accordance with DTC’s ATOP procedures and causing DTC to transmit an agent’s message to the exchange agent. Unless indicated otherwise, capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus or the Letter of Transmittal, as the case may be.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2007, UNLESS EXTENDED (SUCH TIME AND DATE, AS SO EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

The exchange agent for the exchange offer is:

The Bank of New York

For delivery by mail, hand or overnight:

The Bank of New York

Corporate Trust Operations

Reorganization Unit

101 Barclay Street—Floor 7E

New York, NY 10286

Attention: Mr. David Mauer

For delivery by facsimile (for eligible institutions only):

(212) 298-1915

Attention: Mr. David Mauer,

Reorganization Unit—Floor 7E

For confirmation by telephone call:

(212) 815-3687

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, and which together constitute the Exchange Offer, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Old Notes—Guaranteed Delivery.”

Aggregate Principal Amount Name(s) of Registered Holder(s):

Tendered: $              *

Certificate No(s). (if available):

$

(Total Principal Amount Represented by Old Note Certificate(s))

If Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

*	Must be in integral multiples of $1,000.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

X
Signature(s) of Owner(s) or Authorized Signatory	Date

Telephone Number:

Must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates for the Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Issuer, provide proper evidence satisfactory to the Issuer, in its sole discretion, of such person’s authority to so act.

Please print name(s) and address(es)

Name(s):

Capacity

Address(es):

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a firm or other entity which is identified as an “Eligible Guarantor Institution” in Rule 17Ad-15 under the Securities and Exchange Act of 1934, as amended, including: a bank; a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; a credit union; a national securities exchange, registered securities association or clearing agency; or a savings association, each of the foregoing being referred to as an “eligible institution,” hereby guarantees to deliver to the exchange agent, at the address set forth herein, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the exchange agent’s account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with a properly completed and duly executed Letter of Transmittal, or an agent’s message in lieu thereof, and any other required documents within three (3) New York Stock Exchange trading days after the date of execution of this notice of guaranteed delivery.

The undersigned acknowledges that it must deliver to the exchange agent the Letter of Transmittal, or an agent’s message in lieu thereof, and the Old Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Old Notes to the exchange agent’s account at DTC within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code (Please Type or Print)

Telephone Number:	Date:

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH THE PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.